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                                                                   Exhibit 10.11

                                                                         2-R.008
                               FIRST AMENDMENT TO
                             STOCK OPTION AGREEMENT
                             ----------------------
     FIRST AMENDMENT dated as of April 16, 1993 between United Capital Corp., a Delaware corporation (the "Company"), and Robert L. Frome, residing at 200 East 74th Street, New York, New York 10021 (the "Holder") to Stock Option Agreement made as of the 17th day of July, 1991 between the parties hereto.
                              W I T N E S S E T H:
     WHEREAS, the Company and the Holder desire to amend the Stock Option Agreement dated July 17, 1991 between the parties hereto (the "Stock Option Agreement");
     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the parties hereto hereby agree as follows:
     1. The reference to the term "Secretary" in Section 4 of the Stock Option Agreement is hereby amended and modified to read "Assistant Secretary".
     2. Section 6 of the Stock Option Agreement is hereby amended to read as follows:
          "EXERCISE UPON CESSATION OF OFFICERSHIP. If the Holder ceases to be Assistant Secretary of the Company for any reason other than removal for cause, his death or disability, the Option will terminate
     30 days after the date the Holder ceases to be Assistant Secretary.
     If the Holder ceases to be Assistant Secretary by reason of his removal for cause, the Option will immediately terminate. For purposes of this Section

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     6, "cause" shall mean a breach of fiduciary duty.  If the Holder ceases to be Assistant Secretary by reason of his death or disability, the Option may be exercised (by the Holder's personal representative in the event of his death) to the same extent the Holder would have been entitled to exercise the Option, on the day next preceding the date the Holder ceased being Assistant Secretary and any time within six months after such date, at the end of which period the Option shall terminate. In any event the Option may not be exercised after the expiration of the term provided in Section 4 hereof."

     3. Except as amended hereby, the Stock Option Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its Vice President and the Holder has hereunto set his hand all as of the day, month and year first above written.
                    UNITED CAPITAL CORP.



                    By /s/ Bernard Turiel
                      ------------------------------
                      Bernard Turiel, Vice President


                    /s/ Robert L. Frome
                    -------------------------------
                    Robert L. Frome

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